Exhibit T3A.49

AMENDED AND RESTATED

CERTIFICATE OF GENERAL PARTNERSHIP

OF

LEXINGTON JOINT VENTURE

This Amended and Restated Certificate of General Partnership of Lexington Joint Venture, an Ohio general partnership (the "Partnership"), dated as of January 31, 2001, is hereby entered into between CBL/FAYETTE I, LLC, a Delaware limited liability company, and CBL/FAYETTE II, LLC, a Delaware limited liability company (CBL/Fayette I, LLC and CBL/Fayette II, LLC sometimes collectively referred to herein as the "Partners'').

WHEREAS, the Partnership is currently governed by that certain Second Amended and Restated Partnership Agreement dated August 1, 1997 (the "Partnership Agreement"); and

WHEREAS, CBL/Fayette I, LLC has acquired an interest in the Partnership with said interest being a 97.81% general partner interest; and

WHEREAS, CBL/Fayette II, LLC has acquired an interest in the Partnership with said interest being a 2.19% general partner interest; and

WHEREAS, the Partners of the Partnership desire to amend and restate the Certificate of General Partnership in its entirety as follows:

1.       Name. The name of the Partnership is Lexington Joint Venture.

2.       Principal Office. The address of the principal office of the Partnership is 3401 Nicholasville Road, Suite 303, Lexington, Kentucky 40503-3493.

3.	General Partners. The names and business addresses of the general partners are:

CBL/Fayette l, LLC
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

CBL/Fayette II, LLC
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

4.	Managing General Partner. The name and business address of the managing general partner is:

CBL/Fayette I, LLC
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of General Partnership of Lexington Joint Venture as of the date first above written.

MANAGING GENERAL PARTNER:

CBL/FAYETTE I, LLC

By:	CBL/J I, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:
Name:	John N. Foy
Title:	Vice Chairman

GENERAL PARTNER:

CBL/FAYETTE II, LLC

By:	CBL/J I, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:
Name:	John N. Foy
Title:	Vice Chairman

STATE OF:      N.Y

COUNTY OF:     N.Y

The foregoing instrument was acknowledge before me this 30 day of January, 2001, by John N. Foy          , the Vice Chairman     of CBL Holdings I. Inc., a Delaware corporation and the sole general partners of and on behalf of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of and on behalf of CBL/J I. LLC, a Delaware limited liability company and the Chief Manager of and on behalf of CBL/Fayette I. LLC, a Delaware limited liability company, on behalf of said corporation, limited partnership and limited liability companies.

BRIAN P. LYONS Notary Public, State of New York No. 01LY4945353 Qualified in Nassau County Commission Expires 12/19/2002
Notary Public
For:
My Commission Expires:
(NOTARY SEAL)

STATE OF:      N.Y

COUNTY OF:     N.Y

The foregoing instrument was acknowledge before me this 30 day of January, 2001, by John N. Foy          , the Vice Chairman              of CBL Holdings I. Inc., a Delaware corporation and the sole general partners of and on behalf of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of and on behalf of CBL/J I, LLC, a Delaware limited liability company and the Chief Manager of and on behalf of CBL/Fayette I, LLC, a Delaware limited liability company, on behalf of said corporation, limited partnership and limited liability companies.

BRIAN P. LYONS Notary Public, State of New York No. 01LY4945353 Qualified in Nassau County Commission Expires 12/19/2002
Notary Public
For:
My Commission Expires:
(NOTARY SEAL)